 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or

15(d) of the Securities

Exchange Act of 1934

Date of Report: July 24, 2020

(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00830	27-3008946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Almaden Blvd.,		95113
Suite 1250 San Jose, CA		(Zip Code)
(Address of principal executive offices)

(800) 976-8776

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SVVC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events

On July 24, 2020, Firsthand Technology Value Fund, Inc. issued a press release announcing its preliminary NAV for June 30, 2020, and the Fund's top portfolio holdings at the end of June 2020. The top holdings include Pivotal Systems, IntraOp Medical, Wrightspeed, Revasum and SVXR. The press release also announced that, as of June 30, 2020, the Fund’s top holdings constituted 90.7% of the Fund’s preliminary net assets and 90.1% of our preliminary total investments.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements:

None

(b)	Pro forma financial information:

None

(c)	Shell company transactions:

None

(d)	Exhibits

99.1	Press Release dated July 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2020	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 24, 2020